Exhibit 10.2


                       FIRST AMENDMENT TO LEASE AGREEMENT

            THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered into this 7th day of December, 2000 ("Amendment Effective Date"), by and between TEXAS CORPORATE PROPERTIES, L.P., a Texas limited partnership ("Landlord"), and TENET HOSPITALS LIMITED, a Texas limited partnership ("Tenant").

                                   WITNESSETH:

            WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of May 14, 1998 (the "Lease"), with respect to the lease of certain space ("Leased Premises") in the building commonly referred to as Galleria North, Tower I (the "Building");

            WHEREAS, the REA (as defined in the Lease) has been amended by that certain First Amendment to Construction, Operation and Reciprocal Easement Agreement dated of even date herewith and which is attached hereto as Exhibit A ("First Amendment"); and

            WHEREAS, Landlord and Tenant mutually desire to amend the Lease as hereinafter set forth.

            NOW THEREFORE, for and in consideration of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant, intending to be and being legally bound, do hereby agree as follows:

1.    Defined Terms.

            All capitalized terms utilized herein and not defined herein shall have the meanings ascribed thereto in the Lease.

2.    REA and Initial REA.

            The definition of REA set forth in Section 11.4 of the Lease shall be deleted in its entirety and the following shall be substituted therefor:

            "REA" shall mean that certain Construction, Operation and Reciprocal Easement Agreement for Galleria North dated May 14, 1998, as amended by that certain First " Amendment to Construction, Operation and Reciprocal Easement Agreement dated December 7, 2000, and as further amended from time to time.

            The definition of Initial REA set forth in Section 11.4 of the Lease shall be deleted in its entirety and the following shall be substituted therefor:

            "Initial REA" shall mean that certain Construction, Operation and Reciprocal Easement Agreement for Galleria North dated May 14, 1998, as amended by the First Amendment to Construction, Operation and Reciprocal Easement Agreement dated December 7, 2000.


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

            Tenant acknowledges and agrees that it consents to the First Amendment and that for all purposes of the Lease, the First Amendment shall be deemed a part of the REA and Initial REA. Additionally, Tenant acknowledges and agrees that it consents to the Parking Deck Rules and the Loading Dock Rules attached to the First Amendment.

3.    Calculations.

            Pursuant to Section 1.1(c) of the Lease, in lieu of Landlord and Tenant executing the Calculation Notice, Landlord and Tenant hereby stipulate and agree that the calculations set forth below represent the Net Rentable Area and Usable Area of each floor of the Initial Leased Premises as of the Amendment Effective Date and shall be used to calculate the Net Rentable Area and Usable Area of the Initial Leased Premises for purposes of the Lease:

               Applicable Floor       Net Rentable Area        Usable Area
               ----------------       -----------------        -----------
                       1                  25,523                 22,239
                       2                  19,811                 19,298
                       3                  23,731                 22,352
                       4                  24,208                 22,768
                       5                  24,208                 22,768
                       6                  24,208                 22,768
                       7                  24,208                 22,768
                       8                  24,208                 22,768
                       9                  24,208                 22,768
                      10                  24,208                 22,768
                      11                  24,208                 22,768
                      12                  24,208                 22,768
                      13                  24,208                 22,768
                      14                  24,208                 22,768
                      15                  22,573                 21,700
                      16                  21,592                 20,845
                                        --------               --------
                     Total               379,518                356,882

4.    Rental Commencement Dates.

            Pursuant to Section 1.2(c) of the Lease, in lieu of Landlord and Tenant executing the Commencement Declaration, Landlord and Tenant hereby stipulate and agree that the Rental Commencement Date for each Major Portion is as reflected below for all purposes of the Lease:

                   Major Portion               Rental Commencement Date
                   -------------               ------------------------
               Floor Group 1 Portion                November 4, 1999
               Floor Group 2 Portion                November 20, 1999
               Floor Group 3 Portion                December 4, 1999
               Floor Group 4 Portion                December 20, 1999


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

Additionally, Landlord and Tenant stipulate and agree that the Commencement Date for all purposes of the Lease is January 1, 2000.

            As a result of the foregoing, Tenant acknowledges and agrees that Landlord shall have no liability to Tenant under Section 1.2(d) of the Lease and Tenant's termination right under Section 1.2(d)(iii) of the Lease is hereby deleted and of no further force and effect.

5.    Project Costs and Improvements Allowance.

            Landlord and Tenant agree that Section 2.5 is revised to provide that the Improvements Allowance is increased by an amount equal to the sum of
(i) $1,763,267.91 ("Initial Allowance Increase"), plus (ii) the amount by which $100,000 exceeds the Project Costs due and payable from October 31, 2000, through December 31, 2000 ("Additional Allowance Increase").

            As a result of such increase in the Improvements Allowance, Landlord and Tenant agree that (i) notwithstanding the provisions of Section 2.2 of the Lease, the Project Costs shall be deemed to be $166.65 per square foot of Net Rentable Area comprising the Initial Leased Premises for all purposes of Section 2.2(b) of the Lease (including without limitation, for purposes of determining the Base Rental Rate), and (ii) the annual Base Rental Rate for each of the applicable Lease Years of the Initial Term identified below for all purposes of
Section 2.2(a) of the Lease is as follows:

                    Lease Years               Base Rental Rate
                    -----------               ----------------
                       1 - 5                       $15.25
                      6 - 10                       $17.33

            (a) The Initial Allowance Increase shall be disbursed to Tenant within thirty (30) days after the Amendment Effective Date (in lieu of the provisions applicable to the Improvements Allowance in Section 2.5 of the Lease). The Additional Allowance Increase shall be disbursed to Tenant on or prior to January 31, 2001 (in lieu of the provisions applicable to the Improvements Allowance in Section 2.5 of the Lease.

6.    Visitor Parking.

            Section 3.4 of the Lease shall be amended to include the following subsection (f) at the end thereof:

                        "(f) Pursuant to Section 5.3(e) of the REA, Landlord is
            entitled to designate, for no additional charge (except as provided below in this subsection (f)), up to an aggregate of ten (10) spaces of the Visitor Parking Spaces (as defined in the REA) for use solely by designated Permittees (as defined in the REA), the location of which as of the date hereof is shown on Exhibit T attached hereto


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

            (the "Tower I Designated Spaces"); however, Tenant recognizes that the location of such spaces may change in accordance with the terms of the REA. Tenant shall be entitled to designate (and to cause Landlord as Tower I Owner under the REA to designate) an Allocable Number (defined below) of the Tower I Designated Spaces for use by Tenant by furnishing notice to Landlord of such designation at least thirty (30) days prior to the requested effective date of such designation ("Tenant Designated Spaces"). If Tenant so designates any Tenant Designated Spaces, Tenant shall be responsible for the cost of the signs to so designate such Tenant Designated Spaces; however, if the location of the Tenant Designated Spaces is changed by Landlord for reasons other than Tenant's request, Landlord shall be responsible for the costs of the replacement signs to designate the Tenant Designated Spaces. In no event shall Tenant be entitled to have designated an amount of Visitor Parking Spaces in excess of the Allocable Number of the Tower I Designated Spaces from time to time during the Term. In no event is Landlord obligated to monitor Tenant Designated Spaces to ensure that such spaces are used only by Tenant's visitors.

                        As used herein, "Allocable Number" shall mean a
            percentage equal to a fraction, the numerator of which is the square feet of Net Rentable Area then comprising the Leased Premises, and the denominator of which is the total square feet of Net Rentable Area in the Building.

7.    Signage.

            Section 3.5(b)(iv) of the Lease and the two paragraphs which follow immediately thereafter in the Lease shall be deleted in their entirety and the following shall be substituted therefor:

                        "(iv) for so long as the Condition is satisfied, a
            monument sign which is to be located on the property described on Exhibit A-5 (the "Tollway Sign") which will identify the Complex (which as of the date hereof is "Galleria North") and will contain Company's name as well as other names as provided in Article XII of the REA; provided, however, so long as Tenant leases one hundred percent (100%) of the Net Rentable Area of the Building, Tenant shall also be entitled to designate the name to be designated in the second slot allocated to Tower I pursuant to the REA; provided, however, the name designated in the second slot allocated to Tower I pursuant to the REA (i) is subject to Landlord's reasonable approval, (ii) can only be the name of a subtenant of Company which subleases, occupies and conducts business in at least one (1) full floor of the Building, and (iii) cannot be a competitor of Landlord, HILP or any member of the Hines Group. The Tollway Sign shall be installed on or prior to December 31, 2000 (subject to Force Majeure Events and Tenant Delays). The Tollway Sign shall be in compliance with Legal Requirements.

            The costs of installing the initial Signs in clauses (i) and (ii) above and a portion (which portion shall be determined pursuant to the terms of the REA) of the costs of installing the Signs in clauses (iii) and (iv) above shall be included in the Project Costs. The Signs shall be cleaned, repaired and maintained by Landlord, at Tenant's sole cost and expense (the cost therefor to be billed separately to Tenant); provided, however, the cost of repairing and


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maintaining the Complex Monument Sign and the Tollway Sign shall be allocated to the Project pursuant to the terms of the REA and included in Operating Expenses. Tenant shall be obligated to reimburse Landlord for any costs incurred by Landlord in connection with any changes made to the Signs at Tenant's request
(to the extent permitted hereunder) after the initial installation thereof.

            At such time as the Condition or any other applicable threshold provided in this subsection (b) is no longer satisfied, Landlord shall be permitted to remove, replace and/or alter (at Landlord's sole cost and expense) any of the Parapet Signs and/or Tenant's name on the Project Monument Sign, the Tollway Sign or the Complex Monument Sign for which the applicable threshold is no longer satisfied (including, without limitation, by placing the name of Landlord, any other tenant of the Complex, or any other entity on such signs)."

8.    REA Rights.

            Section 4.6 (b) of the Lease shall be amended by deleting the sentence "Additionally, if after the Commencement Date any capital improvements are added to the Complex Common Areas which were not contemplated by the Building Plans and Specifications and any such capital improvement (i) is not required to be made by Legal Requirements or the Initial REA, (ii) does not reasonably benefit the Building or the occupants thereof, or (iii) is not consented to by Tenant (which consent may be withheld by Tenant in its sole discretion), Landlord shall not include any allocation of the cost of installing such capital improvement in Operating Expenses" in its entirety and substituting therefor the following sentence:

            "Additionally, if after the Commencement Date any capital improvements are added to the Complex Common Areas which were not contemplated by the Building Plans and Specifications then unless any such capital improvement (i) is required to be made by Legal Requirements or the Initial REA, (ii) reasonably benefits the Building or the occupants thereof, or (iii) is consented to by Tenant (which consent may be withheld by Tenant in its sole discretion), Landlord shall not include any allocation of the cost of installing such capital improvement in Operating Expenses."

9.    Roof Terrace.

            (a) The definition of Complex Common Areas set forth in Section 1.1(b) of the Lease shall be amended to include the roof terrace located adjacent to the pedestrian skywalk connecting the Adjacent Garage to the Building ("Roof Terrace").

            (b) Tenant recognizes that in connection with the Special Public Use of a take-out restaurant which Tenant is permitted to locate in the Leased Premises from time to time (subject to the terms of Section 1.5 of the Lease), individuals may use the Roof Terrace when eating take-out food (subject to the rules established by Landlord therefor). As a result thereof, Section 2.2(h)(i) of the Lease shall be amended to recognize that in addition to the duties set forth therein, Tenant shall be responsible for the day-to-day cleaning of the Roof Terrace necessitated by the take-out food dining on the Roof Terrace, including without limitation, cleaning tables and chairs and removing all wet and dry garbage throughout the day.


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

10.   Exhibits.

            The Lease shall be amended by adding Exhibit T attached hereto as Exhibit T to the Lease for all purposes of the Lease as if originally attached thereto.

11.   Full Force and Effect.

            In the event any of the terms of the Lease conflict with the terms of this Amendment, the terms of this Amendment shall control. The Lease remains in full force and effect without any further amendments, alterations, or modifications thereto except as set forth herein, and Landlord and Tenant expressly ratify and confirm the Lease as amended hereby. The Lease, as amended by this Amendment, constitutes the entire agreement between the parties hereto and no further modification of the Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

                      [END OF PAGE; SIGNATURE PAGE FOLLOWS]


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

            EXECUTED the day and year first above written.

                                    LANDLORD:

                                    TEXAS CORPORATE PROPERTIES, L.P.,
                                    a Texas limited partnership

                                    By:   Texas Corporate Properties GP, LLC,
                                          its general partner

                                          By:   Hines Corporate Properties, LLC,
                                                its sole member

                                                By:   /s/ Charles Hazen
                                                      -----------------
                                                      Charles Hazen
                                                      President


                                    TENANT:

                                    TENET HOSPITALS LIMITED,
                                    a Texas limited partnership

                                    By:   Tenet HealthSystem Hospitals, Inc.,
                                          a Delaware corporation

                                          By:   /s/ Lawrence G. Hixon
                                                ---------------------
                                                Lawrence G. Hixon
                                                Vice President


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

                           ACKNOWLEDGMENT OF GUARANTOR

            The undersigned hereby acknowledges the matters contained in this Amendment and agrees that the undersigned's obligations under the Guaranty (as defined in the Lease) and executed in connection with the Lease are in full force and effect and shall not be impaired or otherwise adversely affected as a result thereof. All references in the Guaranty shall refer to the Lease as amended by this Amendment. Guarantor hereby ratifies and confirms the Guaranty as amended hereby.

                                    GUARANTOR:

                                    TENET HEALTHCARE CORPORATION

                                    By:   /s/ Jeffrey C. Barbakow
                                          -----------------------
                                          Jeffrey C. Barbakow
                                          Chief Executive Officer


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                              CONSENT OF MORTGAGEE

            The undersigned hereby consents to the terms of the First Amendment to Lease Agreement to which this consent is attached.

                                    MORTGAGEE:

                                    THE CHASE MANHATTAN BANK

                                    By:   /s/ Susan M. Tate
                                          -----------------
                                          Susan M. Tate
                                          Vice President


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